Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
August 1, 2018

Farmers and Merchants Bancshares, Inc.	Contact:	Mr. James R. Bosley, Jr.
4510 Lower Beckleysville Rd, Suite H		President
Hampstead, Maryland 21074		(410) 374-1510, ext.104

FARMERS AND MERCHANTS BANCSHARES, INC. REPORTS EARNINGS OF $1.36 PER SHARE FOR THE SIX MONTHS ENDED JUNE 30, 2018

HAMPSTEAD, MARYLAND (August 1, 2018) – Farmers and Merchants Bancshares, Inc. (the “Company”), the parent of Farmers and Merchants Bank (the “Bank”), announced that net income for the six months ended June 30, 2018 was $2,267,183, or $1.36 per common share, compared to $2,118,446, or $1.28 per common share, for the same period in 2017. The Company’s return on average equity during the six months ended June 30, 2018 was 10.58% compared to 10.75% during the same period in 2017. The Company’s return on average assets was 1.11% in 2018 compared to 1.09% in 2017.

Net interest income for the six months ended June 30, 2018 was $226,537 higher than the same period last year due to a $22 million increase in average interest earning assets, offset by a slight decline in the taxable equivalent net yield on interest earning assets to 4.44% in 2018 from 4.46% in 2017. The net yield continues to decline as deposit rates have risen more quickly than yields on loans and investments. Noninterest income decreased by $193,171 primarily as a result of $157,055 lower gain on the sale of an SBA loans, a decrease of $17,272 in service charges, and a $11,479 increase in the unrealized loss on the investment in an equity security. Noninterest expense was $179,915 higher in the six months ended June 30, 2018 when compared to the same period last year due to usual salary increases and higher employee benefit costs. Income taxes declined by $295,286 during the first half of 2018 when compared to the first half of 2017 due to the lower federal tax rate as a result of the Tax Cuts and Jobs Act enacted in December 2017.

Net income for the three months ended June 30, 2018 was $1,145,247, or $0.69 per common share, compared to $1,134,889, or $0.69 per common share, for the same period in 2017.

Total assets of $412 million as of June 30, 2018 increased from $403 million at December 31, 2017. Loans increased to $344 million at June 30, 2018 compared to $333 million at December 31, 2017, an increase of 3.4%. Deposits increased to $340 million at June 30, 2018 compared to $320 million at December 31, 2017. The book value of the common stock of Farmers and Merchants Bancshares, Inc. was $25.85 per share at June 30, 2018, compared to $25.06 per share at December 31, 2017.

James R. Bosley, Jr., President and CEO, commented “We continued our consistent performance in the second quarter with steady loan growth and increased net income despite rising funding costs and downward pressure on our net interest margin.”

About the Company

Farmers and Merchants Bancshares, Inc. is a registered bank holding company and the parent of Farmers and Merchants Bank. Farmers and Merchants Bank was chartered in Maryland in 1919, and is currently celebrating over 98 years of service to the community. The Bank serves the deposit and financing needs of both consumers and businesses in Carroll and Baltimore Counties along the Route 30 and Route 795 corridors from Owings Mills, Maryland to the Pennsylvania State line. The main office is located in Upperco, Maryland, with seven additional branches in Owings Mills, Hampstead, Greenmount, Reisterstown, and Westminster. Certain broker-dealers make a market in the common stock of Farmers and Merchants Bancshares, Inc., and trades are reported through NASDAQ’s Over-The-Counter Bulletin Board under the symbol “FMFG.OB.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “will,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Farmers and Merchants Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2018	2017
	(Unaudited)
Assets

Cash and due from banks	$6,564,122	$6,235,186
Federal funds sold and other interest-bearing deposits	1,011,658	1,002,199
Cash and cash equivalents	7,575,780	7,237,385
Certificates of deposit in other banks	342,000	100,000
Securities available for sale	24,755,317	27,929,510
Securities held to maturity	18,215,244	18,204,182
Equity security at fair value	497,883	503,881
Federal Home Loan Bank stock, at cost	682,100	1,063,600
Mortgage loans held for sale	1,265,165	327,700
Loans, less allowance for loan losses of $2,731,955 and $2,458,911	343,874,046	332,533,706
Premises and equipment	5,176,739	5,206,271
Accrued interest receivable	1,038,809	1,020,256
Deferred income taxes	1,113,451	998,032
Other real estate owned	265,500	265,500
Bank owned life insurance	6,971,984	6,891,590
Other assets	649,327	622,856
	$412,423,345	$402,904,469

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$62,921,659	$64,403,133
Interest-bearing	277,354,227	255,393,291
Total deposits	340,275,886	319,796,424
Securities sold under repurchase agreements	18,521,862	21,768,507
Federal Home Loan Bank of Atlanta advances	7,500,000	17,000,000
Accrued interest payable	262,413	180,620
Other liabilities	2,551,252	2,359,986
	369,111,413	361,105,537
Stockholders' equity
Common stock, par value $.01 per share, authorized 5,000,000 shares; issued and outstanding 1,675,201 shares in 2018 and 1,667,813 shares in 2017	16,752	16,678
Additional paid-in capital	27,086,704	26,869,796
Retained earnings	16,896,247	15,306,625
Accumulated other comprehensive income	(687,771)	(394,167)
	43,311,932	41,798,932
	$412,423,345	$402,904,469

Farmers and Merchants Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended June 30		Six Month Ended June 30
	2018	2017	2018	2017

Interest income
Loans, including fees	$4,048,984	$3,765,062	$7,982,139	$7,381,230
Investment securities - taxable	149,998	173,807	304,858	369,552
Investment securities - tax exempt	142,799	154,853	285,562	302,107
Federal funds sold and other interest earning assets	43,725	28,038	70,693	45,483
Total interest income	4,385,506	4,121,760	8,643,252	8,098,372

Interest expense
Deposits	499,916	332,879	938,326	643,684
Securities sold under repurchase agreements	35,012	37,772	69,401	84,287
Federal Home Loan Bank advances and other borrowings	45,985	41,967	108,947	70,360
Total interest expense	580,913	412,618	1,116,674	798,331
Net interest income	3,804,593	3,709,142	7,526,578	7,300,041

Provision for loan losses	75,000	75,000	125,000	125,000

Net interest income after provision for loan losses	3,729,593	3,634,142	7,401,578	7,175,041

Noninterest income
Service charges on deposit accounts	173,888	176,110	335,728	353,000
Mortgage banking income	60,468	50,952	114,661	108,733
Bank owned life insurance income	40,489	43,328	80,394	86,244
Gain on sale of loans	-	217,563	60,508	217,563
Other fees and commissions	15,651	33,785	40,320	59,242
Total noninterest income	290,496	521,738	631,611	824,782

Noninterest expense
Salaries	1,264,702	1,232,977	2,548,212	2,391,872
Employee benefits	322,568	323,626	690,022	679,167
Occupancy	189,156	167,618	366,689	351,421
Furniture and equipment	165,392	169,887	327,008	334,656
Other	687,062	680,879	1,326,239	1,321,139
Total noninterest expense	2,628,880	2,574,987	5,258,170	5,078,255

Income before income taxes	1,391,209	1,580,893	2,775,019	2,921,568
Income taxes	245,962	446,004	507,836	803,122
Net income	$1,145,247	$1,134,889	$2,267,183	$2,118,446

Earnings per share - basic and diluted	$0.69	$0.69	$1.36	$1.28